UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549
                                    ---------

                                    FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Event     November 15, 1996    Commission File Number     0-28524

                              HIREL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                         Delaware                           65-0666239
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)              Identification No.)


            650 SW 16th Terrace
                Pompano Beach, Florida                         33069
            (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code:         (954) 942-5390
                                                        ------------------------

HIREL HOLDINGS, INC.
------------------------------------------------------------------------------


ITEM 5.  OTHER EVENTS
------------------------------------------------------------------------------




On November 15, 1996, Hirel Holdings, Inc. [the "Company"] entered into a non-binding letter of intent with Marine Power, Inc., a Louisiana corporation ["MPI"] to acquire all of MPI's assets subject to certain specified liabilities. Subject to the execution by the parties of a definitive Asset Purchase Agreement that will include customary and appropriate representations, warranties and indemnities, the Company, in consideration for the business of MPI, will issue an aggregate of 390,000 shares of the Company's Common Stock. MPI is engaged in manufacturing and marketing marine engines for the aftermarket and original equipment manufacturers.

Although the Company has not entered into any other letters of intent or agreements to acquire the business or assets of any other entities, the Company may seek acquisitions of other businesses which will compliment and/or expand its present product line. No assurances are made that the Company will enter into any other letters of intent or that any acquisitions will be made.

SIGNATURES
------------------------------------------------------------------------------




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HIREL HOLDINGS, INC.


Date:  December 13, 1996           By:/s/ Vincent Montelione
                                      ----------------------
                                    Vincent Montelione, President